AMENDMENT NO. 4 AND WAIVER TO CREDIT AGREEMENT

AMENDMENT NO. 4 AND WAIVER, dated as of December 9, 2005 (this “Amendment and Waiver”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and THE BANK OF NEW YORK, a New York banking corporation (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment and Waiver, to increase the Term Loan and to amend and waive certain provisions of the Credit Agreement as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments.

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Consolidated Fixed Charge Coverage Ratio” shall mean, on the date of determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) the Consolidated Current Portion of Long Term Debt as of the date of calculation, plus (ii) Consolidated Interest Expense (excluding Subordinated Debt) for the four fiscal quarters then ending, plus (iii) Consolidated Dividends for the four fiscal quarters then ending, plus (iv) Consolidated Capital Expenditures which are not financed with the proceeds from any Indebtedness (other than any Revolving Credit Loans) for the four fiscal quarters then ending, plus (v) cash taxes paid during the four fiscal quarters then ending.

“Maturity Date” shall mean December 1, 2010.

“Term Loan Commitment” shall mean the Lender’s obligation to make the Term Loan to the Company (a) on the Closing Date, in the amount of $1,500,000 (of which $450,000 remains outstanding as of the Effective Date) and (b) on the Effective Date, in the amount of $2,550,000, for a total of $3,000,000, as of the Effective Date.

“Total Commitment” shall mean, at any time, the aggregate of the Commitments in effect at such time which shall be $4,500,000.

(b) The following definition is hereby added to Section 1.01 of the Loan Agreement, in its appropriate alphabetical order:

“Effective Date” shall mean December 9, 2005.

(c) Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(a) Subject to the terms and conditions hereof, and relying on the representations and warranties set forth herein, the Lender agrees to make a term loan (the “Term Loan”) to the Company on the Closing Date, in the original principal amount of $1,500,000 (of which $450,000 is outstanding as of the Effective Date), plus the $2,550,000 increase in the Term Loan made by the Lender to the Company as of the Effective Date, resulting in an aggregate Term Loan of $3,000,000 as of the Effective Date. The Company shall give the Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time three Business Days prior to the Closing Date and the Effective Date, as applicable, specifying the amount to be borrowed, which shall not result in the aggregate principal amount of the Term Loan exceeding $3,000,000. The Term Loan may be (i) an Adjusted Libor Loan, (ii) an Alternate Base Rate Loan or (iii) a combination thereof. The Term Loan Commitment shall terminate upon funding of the Term Loan on the Closing Date and the Effective Date.”

(d) The fourth sentence of Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“The Term Note shall (a) be dated the Effective Date, (b) be stated to mature on the Maturity Date and (c) be payable as to principal in sixty (60) consecutive monthly principal installments of $50,000 each, commencing January 1, 2006, and on the first day of each month thereafter, provided that the final installment on the Maturity Date shall be in an amount equal to the remaining principal amount then outstanding Date.”

(e) Section 7.02(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(g)  Indebtedness incurred in connection with any Permitted Acquisition (but not including any Indebtedness consisting of earn out payments to be made by the Company or any Corporate Guarantor in a Permitted Acquisition), provided that such Indebtedness is unsecured and does not exceed $1,325,000, in the aggregate, without the prior written consent of the Lender.”

(f) Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(a)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at the end of each fiscal quarter of the Company, to be less than the ratio set forth below opposite the relevant period:

Fiscal Quarter Ending	Ratio
December 31, 2005	1.05:1.00
March 31, 2006	1.05:1.00
June 30, 2006	1.05:1.00
September 30, 2006	1.10:1.00
December 31, 2006 and thereafter	1.20:1.00”

(g) The first sentence of Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“The proceeds of the Term Loan shall be used by the Company solely to pay a portion of the Existing Indebtedness on the Closing Date, and to fund the Company’s acquisition of Answer Connecticut, Inc. on the Effective Date and for other general corporate purposes.”

(h) Exhibit B attached to the Credit Agreement is hereby amended and replaced with Exhibit B attached to this Amendment and Waiver.

(i)  Schedules I, II, III, V and VI attached to the Credit Agreement are hereby amended and replaced with Schedules I, II, III, V and VI attached to this Amendment and Waiver.

2. Waiver. Compliance by the Company with (i) the requirements of a “Permitted Acquisition”, as described in the Credit Agreement and (ii) the provisions of Sections 4.18, 7.01 and 8.01(m) of the Credit Agreement (including, provisions in the other Loan Documents which supplement such Sections or are related thereto), are hereby waived solely in order to permit the acquisition by Answer Connecticut Acquisition Corp., a wholly-owned Subsidiary of the Company (“Acquisition Corp.”) of Answer Connecticut, Inc., a Connecticut corporation (“Answer CT”), subject to the pre-existing liens on the assets of Answer CT acquired by Acquisition Corp. as described in Schedule 1 attached hereto (the “Existing Liens”), provided such waiver shall be conditioned upon receipt by the Lender of evidence that all Existing Liens have been released on or before January 13, 2006. Notwithstanding the foregoing, the Acquisition shall be considered a “Permitted Acquisition” for all purposes in determining compliance with the Credit Agreement.

3. Conditions of Effectiveness. This Amendment and Waiver shall become effective upon receipt by the Lender of (a) this Amendment and Waiver, duly executed by the Company and each Guarantor, (b) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the date hereof, in the form of Exhibit 1 hereto, (c) an amendment fee of $4,500 and (d) a copy of the executed Asset Purchase Agreement among Answer CT, Thomas M. Gelbach and Acquisition Corp., along with all Schedules and Exhibits thereto, the related Bill of Sale and the Settlement Agreement. The Company acknowledges and agrees that it is required to deliver to the Lender, within 10 days of the date hereof, a Joinder Agreement from Acquisition Corp., along with an Opinion of Counsel and Secretary’s Certificate of Acquisition Corp. (with Certificate of Incorporation, By-laws, Resolutions and Good Standing Certificate), all satisfactory to the Lender, and such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto.

4. Miscellaneous.

(a) This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

(b) All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c) This Amendment and Waiver shall constitute a Loan Document.

(d) Except as expressly amended and waived hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company. The amendments and waiver herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e) Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f) The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of of March 28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document, as updated by the Schedules attached hereto, are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment and Waiver) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g) The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

(h) This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment and Waiver.

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IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President

THE BANK OF NEW YORK

By:	/s/ Edward P. Nallan, Jr.
Name: Edward P. Nallan, Jr.
Title: Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment and Waiver; and (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and that its obligations thereunder include obligations of the Company owing to the Lender pursuant to the Term Loan, as same has been increased as set forth above.

HCI ACQUISITION CORP.	SAFE COM INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

LIVE MESSAGE AMERICA ACQUSITION CORP.	NORTH SHORE ANSWERING SERVICE, INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President